Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of September 23, 2026, and is among FMC Corporation, a Delaware corporation (the “Company”), Tessenderlo Group NV, a public limited company incorporated under the laws of Belgium (the “Investor”) and the other Securityholders (as defined below) party hereto from time to time.

WHEREAS:

A.    Upon the terms and subject to the conditions of the Stock Purchase Agreement by and between the Company and the Investor, dated as of June 30, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company has agreed to issue to the Investor, and the Investor has agreed to purchase, 30,319,166 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”).

B.    To induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1
Definitions

In this Agreement:

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York authorized or required by law or other governmental action to close.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Demand Notice” has the meaning set forth in Section 2.01(a) hereof.

“Equity Securities” means shares of Common Stock, shares of any other class of common or preferred stock of the Company and any options, warrants, rights or Securities of the Company convertible into or exchangeable or exercisable for common or preferred stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1” has the meaning set forth in Section 2.01(a).

“Form S-3” has the meaning set forth in Section 2.01(a).

“Investor Agreement” means the Investor Agreement between the Company and the Investor dated as of the date hereof.

“Lock Up Period” has the meaning set forth in the Investor Agreement.

“Permitted Transferee” shall mean (i) any wholly-owned Subsidiary of Investor that agrees in writing to be bound by the provisions of the Investor Agreement as if it were Investor thereunder or (ii) any other Person to whom Investor transfers Registrable Securities with the consent of the Company that agrees in writing to be bound by the provisions of the Investor Agreement as if it were Investor thereunder.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means (i) any shares of Common Stock held or beneficially owned by any Securityholder, (ii) any shares of Common Stock issued or issuable to any Securityholder upon the conversion, exercise or exchange, as applicable, of any other Equity Securities held or beneficially owned by the Securityholder and (iii) any shares of Common Stock issued or issuable to any Securityholder with respect to any shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event.  For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities (A) when such Registrable Securities have been disposed of pursuant to a registration statement covering resales of such Registrable Securities that has been declared effective under the Securities Act by the SEC or (B) when such Registrable Securities are eligible to be sold by the Securityholder pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale, unless the applicable Securityholder holds or beneficially owns Equity Securities representing 5% or more of the aggregate voting power of shares of Common Stock eligible to vote in the election of directors of the Company, in which case such Securities shall continue to be Registrable Securities.

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a)	all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)	all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c)	all printing, messenger and delivery expenses;

(d)	all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e)	the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f)	the reasonable fees and out-of-pocket expenses of not more than one law firm selected by the Investor incurred by the Securityholders in connection with the registration;

(g)	the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities;

(h)	all transfer agent’s and registrar’s fees; and

(i)	all fees and expenses of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of Securities and any other fees and disbursements customarily paid by the issuers of Securities.

For the avoidance of doubt, Registration Expenses shall exclude all Selling Expenses.

“S-3 Eligible” has the meaning set forth in Section 2.03.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securityholders” means the Investor and any Permitted Transferee that has become a party to this Agreement, in accordance with the terms hereof, by executing or delivering a counterpart to this Agreement in the form attached hereto as Exhibit A, in each case to the extent such Person is a holder or beneficial owner of Registrable Securities.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

Article 2
Demand and Piggyback Rights

Section 2.01.    Right to Demand a Non-Shelf Registered Offering; Demand Rights.

(a)    At any time and from time to time on or after the date that is 30 days prior to the expiration of the Lock Up Period, upon the written demand of the Investor (a “Demand Notice”), the Company will facilitate in the manner described in this Agreement up to eight demand registrations in the aggregate whether on Form S-1 or a successor long-form for registration under the Securities Act (any such form, a “Form S-1”) or an underwritten registered offering on Form S-3 or a successor short-form for registration under the Securities Act (any such form, a “Form S-3”); provided that (A) the Investor shall not be entitled to any demand registrations on Form S-1 so long as the Company is eligible to use Form S-3 and has actually filed a Form S-3 pursuant to Section 2.03 and caused such Form S-3 to become effective, (B) the market value, based on the closing price of the Company’s Common Stock on the Business Day immediately preceding the date of the Demand Notice, of the aggregate amount of Registrable Securities that are requested in such Demand Notice to be included in such registered offering is at least $50,000,000 and (C) in no event shall the Investor be entitled to submit more than (x) three Demand Notices in each calendar year and (y) one Demand Notice every 120 days.

(b)    Any demanded non-shelf registered offering may, at the Company’s option, include Equity Securities to be sold by the Company for its own account and will also include Registrable Securities to be sold by Securityholders that exercise their related piggyback rights pursuant to Section 2.02 hereof and any other Registrable Securities to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, in each case, to the extent exercising such rights on a timely basis.  In order to be valid, the Demand Notice must provide the information described in Section 3.01 hereof (if applicable) and Section 4.04 hereof or be followed by such information, when requested as contemplated by Section 4.04 hereof.

(c)    Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than 30 days after receiving a valid Demand Notice for a non-shelf registered offering satisfying the criteria set forth in Section 2.01 hereof, the Company shall file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.02 hereof (which other Registrable Securities may be included by means of a pre-effective amendment) and any other registrable securities properly requested in accordance with other registration rights agreements with the Company, but subject in each case to any cutbacks imposed in accordance with Section 3.05 hereof and the limitations set forth in Section 2.05 hereof. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

Section 2.02.    Right to Piggyback on a Non-Shelf Registered Offering.

(a)    If the Company proposes to register the offer or sale of any of its Common Stock under the Securities Act either for the Company’s own account or any of its stockholders (other than pursuant to registrations on Form S-4 or Form S-8 (or other similar successor forms then in effect under the Securities Act), if such registered primary offerings are registrations (i) relating solely to employee benefit plans, (ii) pursuant to which the Company is offering Equity Securities solely to then-existing stockholders of the Company, (iii) relating solely to dividend reinvestment or similar plans, (iv) pursuant to which the Company intends to exchange its own Securities for other Securities, (v) on any registration form which does not permit secondary sales or which does not include substantially the same information as would be required to be included in a registration statement for the Registrable Securities or (vi) a registration where the Registrable Securities are not being sold for cash) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to the Securityholders of such proposal not later than the 10th day prior to the anticipated filing date of such Piggyback Registration and each Securityholder may exercise piggyback rights to have included in such offering Registrable Securities held by it, subject in each case to any cutbacks imposed in accordance with Section 3.05 hereof and the limitations set forth in Section 2.05 hereof.

Section 2.03.    Right to Demand and be Included in a Shelf Registration.  On or after the date that is 30 days prior to the expiration of the Lock Up Period, as soon as reasonably practicable, but in no event later than 30 days after receiving a valid Demand Notice satisfying the criteria set forth in Section 2.01 hereof, the Company will (a) prepare and file with the United States Securities and Exchange Commission a shelf registration for the Registrable Securities on (i) Form S-3, if the Company is then eligible to file a registration statement on Form S-3 (“S-3 Eligible”), or (ii) if the Company is not then S-3 Eligible, any other appropriate form under the Securities Act for the type of offering contemplated by such Securityholder or (b) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, which in each case of (a) and (b) covers all Registrable Securities then outstanding held by the Securityholders for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto.  If at the time of such request the Company is then permitted to do so pursuant to applicable law, such shelf registration shall, upon the approval of the board of directors of the Company, cover an unspecified number of Registrable Securities to be sold thereunder. If permitted under the Securities Act, such Form S-3 shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

Section 2.04.    Demand and Piggyback Rights for Shelf Takedowns.  Upon receiving a valid Demand Notice satisfying the criteria set forth in Section 2.01 hereof, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement.  In connection with any underwritten shelf takedown (whether pursuant to the exercise of demand rights by the Investor or at the initiative of the Company), the Securityholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to request more than (x) three takedowns in each calendar year and (y) one takedown every 120 days.

Section 2.05.    Limitations on Demand and Piggyback Rights.

(a)    If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued.

(b)    Upon prior written notice to the Securityholders, the Company may postpone the filing of a demanded registration statement or suspend the initial effectiveness or continued use of any shelf registration statement for a reasonable “blackout period” not in excess of 60 days on any one occasion if the Company determines in good faith that such registration or offering would reasonably be expected to (i) materially and adversely interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company that, if consummated, would be material to the Company or (ii) require premature disclosure of the information, the disclosure of which could materially and adversely affect the Company and that the Company would not otherwise be required to disclose at such time; provided that the Company shall not be entitled to impose a blackout period more than twice in any 12-month period; provided further, that in the event there are two blackout periods in any 12-month period, such blackout periods may not occur consecutively. If the Company imposes a blackout period with respect to a demanded registration or an underwritten registered offering, the Investor shall be entitled to withdraw the applicable Demand Notice and, if it does so, such demand shall not count against the limitation on the number of demand registrations set forth in Section 2.01(a).

Article 3
Notices, Cutbacks and Other Matters

Section 3.01.    Notifications Regarding Registration Statements.  In order for the Investor to exercise its right to demand that a registration statement be filed, it must include in its Demand Notice the number of Registrable Securities sought to be registered and the proposed plan of distribution.

Section 3.02.    Notifications Regarding Registration Piggyback Rights.

(a)    In the event that the Company receives (i) any demand from the Investor pursuant to Section 2.01 hereof, or (ii) if the Company files a registration statement with respect to a non-shelf registered offering, the Company will promptly give to each Securityholder a written notice thereof no later than 5:00 p.m., New York City time on the fifth Business Day following receipt by the Company of such demand or the filing of such registration statement, as applicable.  If a Securityholder wishes to exercise its piggyback rights with respect to any such non-shelf registration statement, the Securityholder must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such registration statement in a written notice.  Such notice must be given as soon as practicable, but in no event later than 5:00 p.m. New York City time on the second Business Day prior to (A) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (B) in any case, the date on which the pricing of the relevant offering is expected to occur.  No such notice is required in connection with a shelf registration statement, to the extent that Registrable Securities held by all Securityholders have been included up to the applicable percentage in such shelf registration statement.

(b)    Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective non-shelf registration.

Section 3.03.    Notifications Regarding Demanded Underwritten Takedowns.

(a)    The Company will keep the Securityholders reasonably apprised of all pertinent aspects of any underwritten shelf takedown in order that the Securityholders may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Securityholders be notified by the Company of an anticipated underwritten takedown no later than 5:00 p.m. New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b)    If a Securityholder wishes to exercise its piggyback rights with respect to an underwritten shelf takedown, it must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.

(c)    Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

Section 3.04.    Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, for such offering. Otherwise, (a) the Investor, if participating in such offering or (b) Securityholders holding a majority of the Registrable Securities requested to be included if the Investor is not participating in such offering, will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services; provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to the Company. The Investor, if participating in such offering, or Securityholders holding the majority of Registrable Securities requested to be included, if the Investor is not participating in such offering, will also be entitled to select counsel for the Securityholders (which may be the same as counsel for the Company).

Section 3.05.    Cutbacks.  If the managing underwriters advise the Company and the Securityholders participating in such offering that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering.  If an offering is an underwritten registration and the underwriter(s) give notice that the Registrable Securities proposed to be included therein will be subject to cutback, then securities will be included in the following order of priority: (a) Common Stock proposed to be included in such registration by the Company for its own account, or Registrable Securities for the account of such holder for whom or for which the registration was originally being effected pursuant to demand or other registration rights, as applicable (subject to pro rata cutback as set out in clause (b)), and (b) any excess up to the cutback will be allocated among other participating holders pro rata to their respective Registrable Securities proposed to be included in the offering.

Section 3.06.    Withdrawals.  Even if Registrable Securities held by the Securityholder have been part of a registered underwritten offering, the Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.  If declined and the Company does not effect a primary offering of securities pursuant to such registered underwritten offering, the demand, if any, made by the Securityholder pursuant to Section 2.01 for such registered underwritten offering shall still constitute a demand for purposes of Section 2.01, unless the Securityholder reimburses the Company for all Registration Expenses with respect to such registered underwritten offering.

Section 3.07.    Lockups.  In connection with any underwritten offering of Equity Securities, the Company and each Securityholder will agree (in the case of Securityholders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to by the Company. In addition, the Securityholders shall be bound by their obligations with respect to any restrictions on transfer of Registrable Securities set forth in the Investor Agreement.

Article 4
Facilitating Registrations and Offerings

Section 4.01.    Registration Statements.  In connection with each registration of Registrable Securities that is demanded by the Investor in accordance with this Agreement or as to which piggyback rights otherwise apply, the Company will use all reasonable efforts to facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable and, pursuant thereto, the Company shall promptly and as applicable:

(a)    Subject to Section 2.05 and in consultation with the Investor, (i) prepare and file with the SEC a registration statement on an appropriate form covering the applicable Registrable Securities, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b)    Subject to Section 2.05, with respect to any shelf registration statement filed pursuant to Section 2.03, keep such shelf registration statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining, including by filing successive replacement or renewal shelf registration statements upon the expiration of such shelf registration statement;

(c)    within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), but excluding any Exchange Act reports, provide copies of such documents to the Securityholders participating in the offering and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel, and consider in good faith such reasonable changes in any such documents prior to or after the filings thereof as the counsel to the Securityholders participating in the offering or the underwriter or underwriters may reasonably request.

(d)    subject to Section 2.05, cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (i) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)    notify the Securityholders promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, and (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose;

(f)    furnish counsel for each underwriter, if any, and for the Securityholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus (except for a “no review” letter);

(g)    make available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(h)    obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

Section 4.02.    Non-Shelf Registered Offerings and Shelf Takedowns.  In connection with any non-shelf registered offering or shelf takedown that is demanded by Securityholders or as to which piggyback rights otherwise apply, the Company will:

(a)    cooperate with the Securityholders participating in the offering and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates (or book-entries to similar effect) representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Securityholders participating in the offering or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b)    furnish to each Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c)    (i) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Securityholder participating in the offering, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be required to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d)    use all reasonable efforts to cause all Registrable Securities being sold to be qualified for inclusion in or listed on the New York Stock Exchange (or Nasdaq, if the Registrable Securities are then so qualified or listed on such exchange) if so requested by the Securityholders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e)    cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f)    facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be reasonably requested by the lead managing underwriter of an underwritten offering; and

(g)    enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i)    make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)    obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters;

(iii)    obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(iv)    to the extent requested and customary for the relevant transaction, enter into a Securities sales agreement with the Securityholders providing for, among other things, the appointment of such representative as agent for the selling Securityholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

Section 4.03.    Due Diligence.  In connection with each registration and offering of Registrable Securities to be sold by Securityholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the underwriters and any counsel or accountant retained by such underwriters, in each case, during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company, all reasonably necessary financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, but subject to customary privilege constraints.

Section 4.04.    Information from Securityholders.  Each Securityholder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Securityholder and the proposed distribution by such Securityholder of such Registrable Securities as the Company may from time to time reasonably request in writing.

Section 4.05.    Expenses.  All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Securityholders will be borne by the Company.  However, Selling Expenses applicable to Registrable Securities sold for the account of a Securityholder will be borne by such Securityholder.

Article 5
Indemnification

Section 5.01.    Indemnification by the Company.  In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholders, the Company will indemnify and hold harmless each of the Securityholders, their respective officers, directors, agents and representatives, each underwriter of such securities and each other Person, if any, who is or might be deemed to be a “controlling person” of any Securityholder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Control Person”) and each other Person, if any, who act on behalf or controls any such Securityholder, underwriter or Control Person (each, a “Covered Person”), against any losses, claims, damages, or liabilities (including reasonable and documented legal fees and costs of court), joint or several, to which such Covered Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such securities are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (a) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse each such Covered Person, as and when incurred, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by the Securityholder specifically for use in the preparation thereof.

Section 5.02.    Indemnification by Securityholders.  Each Securityholder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.01 hereof) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any Person who is or might be deemed a Controlling Person of the Company and each underwriter of such Securities and their respective Covered Persons, (a) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Securityholder specifically regarding such Securityholder for use in the preparation of such registration statement or amendment or supplement, and (b) with respect to compliance by such Securityholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

Section 5.03.    Indemnification Procedures.  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.01 and Section 5.02 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action.  The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article 5, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice.  If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation.  An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (b) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential differing interests between such persons in such proceeding (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices.  Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld).  No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

Section 5.04.    Contribution.  If the indemnification required by this Article 5 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties or by the indemnified party, whether the violation or alleged violation of the Securities Act, blue sky laws, securities laws or other applicable laws of any state or country in which such securities are offered and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The Company and the Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 5.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.04.

Notwithstanding the provisions of this Section 5.04, no Securityholder shall be required to contribute any amount in excess of the net proceeds (after deducting Selling Expenses) actually received by such Securityholder in the sale of Registrable Securities that gives rise to obligation to contribute.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

Article 6
Other Agreements

Section 6.01.    Assignment.  Neither the Company nor any Securityholder shall assign all or any part of this Agreement without the prior written consent of the Company and the Investor. Notwithstanding the foregoing, without the prior written consent of the Company, the Investor may assign its rights and obligations under this Agreement in whole or in part to any Person who is a Permitted Transferee of the Investor pursuant to the Investor Agreement; provided that any Person who becomes a holder of Registrable Securities upon a transfer by the Investor of Registrable Securities becomes a party hereto by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

Section 6.02.    Rule 144.  If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information) and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Securityholder, the Company will deliver to such Securityholder a written statement as to whether it has complied with such requirements. For the avoidance of doubt, this Section 6.02 shall not in any way limit or otherwise modify any applicable restrictions on transfer set forth in the Investor Agreement.

Article 7
Miscellaneous

Section 7.01.    Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, electronic mail or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

FMC Corporation

2929 Walnut Street

Philadelphia, PA 19104

Attention: Sara Ponessa

E-mail: [***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: William H. Aaronson; Cheryl Chan

Telephone: (212) 450-4000

E-mail: william.aaronson@davispolk.com; cheryl.chan@davispolk.com

If to the Investor:

Tessenderlo Group NV
130 Rue du Trône
1050 Brussels
Belgium
Attention: Miguel de Potter; Anne Mie Vanwalleghem
E-mail: [***]

with a copy (which shall not constitute notice) to:

Stibbe

25 Rule de Loxum

1000 Brussels

Belgium

Attention: Jan Peeters

Telephone: +32 2 533 52 11

Email: jan.peeters@stibbe.com

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom
Attention: Nikolaos G. Andronikos; Mimi Wu; Tyler W. Hill
Telephone: +44 20 7959 8900
E-mail: andronikosn@sullcrom.com; wum@sullcrom.com; hillty@sullcrom.com

If to any other Securityholder, to such address as is designated by such Securityholder in the counterpart to this Agreement in the form attached hereto as Exhibit A.

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic transmission (provided no error message is generated), (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

Section 7.02.    Section Headings.  The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

Section 7.03.    Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of laws.

Section 7.04.    Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)    The parties to this Agreement hereby irrevocably and unconditionally agree to submit to the exclusive jurisdiction of the Delaware Chancery Court (or, if such court shall not have jurisdiction, any state court or United States Federal court sitting in the City of Wilmington in the State of Delaware) in any action or proceeding arising out of or relating to this Agreement.

(b)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05.    Amendments.

(a)    This Agreement may be amended only by an instrument in writing executed by the Company and the Investor. This Agreement will terminate as to any Securityholder when it no longer holds any Registrable Securities; provided that the provisions of Section 4.05, Article 5 and this Article 7 shall survive such termination.

(b)    In the event the Investor is no longer a party to this Agreement, references in this Agreement to the Investor shall be read to refer to Securityholders holding a majority of the Registrable Securities.

Section 7.06.    No Inconsistent Agreements.  The Company represents and warrants that as of the date hereof it has not entered, and agrees that it will not enter, into any agreement with respect to registration rights for its Equity Securities that violates or subordinates the rights granted to the Securityholders under this Agreement.

Section 7.07.    Entire Agreement.  This Agreement, together with the Purchase Agreement and the Investor Agreement, contains the entire understanding of the parties with respect to the subject matter hereof.  The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

Section 7.08.    Severability.  The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions.  Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

Section 7.09.    No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.10.    Counterparts.  This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

Section 7.11.    Equitable Remedies.  The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached.  It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Section 7.12.    Further Assurances.  Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 7.13.    No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and Permitted Transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 5.01 and Section 5.02 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 5.01 and Section 5.02.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

FMC CORPORATION

By:	/s/ Andrew D. Sandifer
Name: Andrew D. Sandifer
Title: Executive Vice President and Chief Financial Officer

INVESTOR:

TESSENDERLO GROUP NV

By:	/s/ Luc Tack
Name: Luc Tack
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Exhibit A

Form of Counterpart

By execution of this counterpart, [NAME OF TRANSFEREE] hereby agrees to become a party to, and to be bound by the obligations of a Securityholder, and receive the benefits of a Securityholder, under that certain Registration Rights Agreement, dated as of September 23, 2026, by and among FMC Corporation, a Delaware corporation, Tessenderlo Group NV, a public limited company incorporated under the laws of Belgium and the other Securityholders (as defined therein) who become parties thereto from time to time.

[NAME OF TRANSFEREE]

By:
Name:
Title:

Address for Notices:
[●]
Attention:	[●]
Phone:	[●]
Facsimile:	[●]
E-Mail:	[●]

with a copy (which shall not constitute notice) to:

[●]
Attention:	[●]
Phone:	[●]
Facsimile:	[●]
E-Mail:	[●]